SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2001
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                              INFINITE GROUP, INC.
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             (Exact name of Registrant as specified in its charter)

             DELAWARE                     0-21816                52-1490422
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 (State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)               File Number)          Identification No.)

         2364 Post Road, Warwick, RI                                02886
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  (Address of principal executive office)                         (Zip Code)

                                 (401) 738-5777
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               Registrant's telephone number, including area code

                                       N/A
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          (Former name or former address, if changed since last report)

Item 5. Other Events.

      On November 29, 2001 the Registrant issued the following press release:

        "Infinite Announces Closure of its Osley & Whitney Plastics Operations

Warwick, RI and Westfield, MA (November 29, 2001) - Infinite Group, Inc. (Nasdaq: IMCI) today announced that its Osley & Whitney, Inc. (O&W) subsidiary has ceased operations. The Company stated that this decision was a result of O&W having posted continuing losses for several quarters, due in part to price competition from foreign competitors, a severe slowdown in the injection mold industry and other factors.

"We deeply regret that O&W was unable to accomplish the vision anticipated for our Plastic Group when we acquired the company", said Clifford G. Brockmyre, President and CEO of Infinite Group, Inc. "Despite every effort by management to rebuild value and ensure a future for O&W, all possible avenues have been exhausted and it is clear that the only prudent course of action available to us is for O&W to cease operation."

"Although we would have preferred a sale, the closure represents a significant step in our ongoing effort to focus Infinite's business on photonics. The closure of O&W not only eliminates our largest impediment to profitability, but it also eliminates a significant distraction that we have encountered in building a profitable and growing photonics company", continued Brockmyre.

This closure follows Infinite's comprehensive efforts to exhaust all alternatives for O&W to continue its plastic injection mold business, including seeking strategic financial investors, strategic partnerships and the sale of O&W. These measures followed O&W's efforts over the past several months to reduce operating expenses, refocus marketing programs, and to increase business efficiencies. However, the bankruptcy of Polaroid, one of O&W's major customers, coupled with reduced demand from other key customers and continued weakness in the industry mandated the closure.

Infinite Group is an industry leader in applied photonics, including areas of laser material processing, advanced manufacturing methods and laser applications technology.

Infinite Photonics, Inc. develops and markets laser diodes based on its proprietary, patented and patent pending IP GCSEL(tm) technology platform. IP GCSEL(tm) product applications include high power pump lasers used for EDFA and Raman amplification, tunable lasers used in optical transmitters and receivers for telecommunications, material processing and medical applications.


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

This release contains "forward looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results or achievements may be materially different from those expressed or implied. The Company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive an market conditions and future business and technology decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Therefore, there can be no assurance that the forward-looking statements, including, but not limited to, those relating to the commercialization of IP GCSEL laser based technologies, will prove to be accurate."

                               * * * * * * * * * *

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                INFINITE GROUP, INC.


Date: November 29, 2001                         By: /s/ Clifford G. Brockmyre II
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                                                    Clifford G. Brockmyre II
                                                    President


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